UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 21, 2018

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 21, 2018, the Board of Directors (the "Board") of Enservco Corporation (the “Company”) has appointed Kevin C. Kersting, age 38, as the Company's Chief Operating Officer ("COO").

In connection with his appointment as the COO, the Company and Mr. Kersting entered into an Employment Agreement on May 21, 2018 (the "Kersting Employment Agreement"). Pursuant to the Kersting Employment Agreement, Mr. Kersting will recieve an annual base salary of $225,000 and is eligible each year to receive a discretionary bonus in addition to his base salary, which will be awarded in such amounts as the Board will determine.

Prior to joining the Company, Mr. Kersting held several senior positions at CAP Logistics, a leader in time critical and custom transportation services for heavy industry, from 2003 until June 2017. From February 2011 until June 2017, Mr. Kersting served as President and Chief Operating Officer of CAP Logistics and he helped engineer steady revenue and profit growth and led a number of strategic initiatives, including a comprehensive program to restructure the Company’s operations and sales processes, resulting in improved interdepartmental functionality and highly optimized operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Kersting Employment Agreement

99.1	Press Release dated May 21, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: May 22, 2018.	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Kersting Employment Agreement

99.1	Press Release dated May 21, 2018